Exhibit 10.5

THE NASDAQ STOCK MARKET, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

NONQUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) dated as of [GRANT DATE], (the “Date of Grant”), between The Nasdaq Stock Market, Inc., a Delaware corporation (the “Company”), and [NAME] (the “Optionee”):

R E C I TA L S:

The Company has adopted The Nasdaq Stock Market, Inc. Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

The Committee has determined that it is in the best interests of the Company and its shareholders to grant the options provided for herein to the Optionee pursuant to the Plan and the terms set forth herein as an increased incentive for the Optionee to contribute to the Company’s future success and prosperity.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Grant of the Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Optionee options (the “Options”) to purchase all or any part of an aggregate of [M RECOMMEND NONQUALIFIED STOCK OPTION] Shares at a purchase price of $ per share (the “Exercise Price”). The Options are intended to be Non-Qualified Stock Options and not Incentive Stock Options within the meaning of Section 422 of the Code.

2.	Vesting. Subject to Sections 4 and 5 hereof, and contingent upon the Optionee’s continued employment, [VESTING SCHEDULE]. As used herein “vested” Options shall means those Options which (i) shall have become exercisable pursuant to the terms of this Agreement and (ii) shall not have been previously exercised.

3.	Exercise of the Options.

(a)	Subject to the provisions of the Plan and this Agreement (including Section 4 hereof), the Optionee may exercise all or a portion of the vested Options at any time prior to the tenth anniversary of the Date of Grant (the “Expiration Date”); provided that Options may be exercised with respect to whole Shares only; and provided further that Options may not be exercised at any one time as to fewer than 100 Shares (or such number of Shares as to which the Options are then exercisable if such number is less than 100). In no event shall the Options be exercisable on or after the Expiration Date.

(b)

In accordance with Section 3(a) hereof, the Options may be exercised by delivering to the Company a notice of intent to exercise. The Optionee shall deliver such notice by such method (whether telephonic or written) as may be specified by the Committee from time to time. Such notice shall specify the number of Shares as to which the Options are being exercised and shall be accompanied by payment in full, or adequate provision therefor, of the Exercise Price and any applicable withholding tax. The payment of the Exercise Price shall be made (i) in cash, (ii) by certified check or bank draft payable to the order of the Company, (iii) by tendering Shares which have been owned by the Optionee for at least six months (and which are not subject to any pledge or other security interest), (iv) by having Shares with a Fair Market Value on the date of exercise equal to the Exercise Price sold by a broker-dealer or (v) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender or sold by a broker-dealer is at least equal to the Exercise Price. In the event that the broker-assisted cashless exercise procedure is elected, the Optionee shall be responsible for all broker fees. At the time of exercise of the Options, the Optionee shall pay such amount to the Company as the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes incurred by reason of such exercise or make such other arrangements as are acceptable to the Company, all in accordance with the provisions of Section 8 hereof.

(c)	Notwithstanding any other provision of the Plan or this Agreement to the contrary, no Option may be exercised prior to the completion of any registration or qualification of such Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any government body, national securities exchange, or inter-dealer market system that the Committee shall in its sole discretion determine to be necessary or advisable.

(d)	Upon the Company’s determination that an Option has been validly exercised as to any of the Shares, the registrar for the Company will make an entry on its books and records evidencing that such Shares have been duly issued as of that date; provided, however, that the Optionee may, in the alternative, elect in writing prior thereto to receive a stock certificate representing the full number of Shares acquired, which certificates may bear a restrictive legend prohibiting the transfer of such Shares until certain conditions are met. The Company shall not be liable to the Optionee for damages relating to any delays in issuing the certificates or in the certificates themselves.

4.	Termination of Employment.

(a)	If the Company terminates the Optionee’s employment with the Company for Cause, unvested Options shall be deemed canceled and forfeited on the date of such termination of employment and vested Options, if any, shall remain exercisable for a period ending on the earlier of: (i) ten days following such termination of employment or (ii) the Expiration Date, and shall thereafter be deemed canceled and forfeited without further consideration to the Optionee.

(b)	If the Optionee’s employment with the Company terminates by reason of death, all Options that would have become vested on or before the first anniversary of the date of such termination shall vest on the date of such termination and the remaining unvested Options shall be deemed canceled and forfeited without further consideration to the Optionee. The vested Options (including those Options which vest in accordance with the provisions of this Section 4(b)) shall remain exercisable for a period ending on the earlier of: (i) one year following such termination of employment or (ii) the Expiration Date, and shall thereafter be deemed canceled and forfeited without further consideration to the Optionee, or his estate, as the case may be.

(c)	This Section 4(c) applies if the Optionee is determined by the insurance carrier under the Company’s then current long-term disability plan to be entitled to receive benefits under such plan. For purposes of this section 4(c), the “Vesting Acceleration Date” is the later of (i) the first day of the period for which the Optionee is paid such benefits or (ii) the date on which the insurance carrier notifies the Company of such determination; and the “First Anniversary” is the date which is the one year anniversary of the Vesting Acceleration Date. If the Optionee is determined by such insurance carrier to be entitled to receive such long-term disability benefits, (i) all Options which would have become vested on or before the First Anniversary shall become vested on the Vesting Acceleration Date and (ii) the remaining unvested Options shall, except as provided in the second following sentence, be deemed canceled and forfeited without further consideration to the Optionee on the First Anniversary. The vested Options (including those Options which vest in accordance with the provisions of this Section 4(c)) shall remain exercisable for a period ending on the earlier of: (i) the First Anniversary or (ii) the Expiration Date, and shall thereafter, except as otherwise provided in the following sentence, be deemed canceled and forfeited without further consideration to the Optionee, or his estate, as the case may be. Notwithstanding the foregoing provisions of this Section 4(c), if the Optionee ceases to be entitled to receive future benefits under such long-term disability plan prior to the First Anniversary and returns to active employment with the Company no later than the work day next following the last day of the period for which such benefits are paid (and in all events prior to the Expiration Date), then (i) no Options will be deemed cancelled or forfeited pursuant to this Section 4(c) on account of such prior absence from employment, (ii) the determination of the day on which the Options shall cease to be exercisable shall instead be determined as if the Optionee had not previously terminated employment with the Company, and had instead remained continuously employed by the Company during such period and (iii) the foregoing provisions of this Section 4(c) relating to accelerated vesting shall nevertheless continue to apply.

(d)

If the Optionee’s employment with the Company terminates (i) by reason of Retirement or (ii) involuntarily due to a reduction in force of the Company and the Optionee meets the age and service requirements for Retirement at the time of such termination, all Options that would have become vested on or before the first anniversary of the date of such termination on account of Retirement shall continue to vest as if such Optionee remained in the employ of the Company through the first anniversary of such termination and the remaining unvested Options shall be deemed canceled and forfeited without further consideration to the Optionee. The vested Options (including those Options which vest in accordance with the provisions of this Section 4(c)) shall remain exercisable for a period ending on the earlier of: (i) 370 days following such termination of employment or (ii) the Expiration Date, and shall thereafter be deemed canceled and forfeited without further consideration to the Optionee.

(e)	If the Optionee’s employment with the Company terminates for any reason other than those set forth in Sections (a) through (d) of this Section 4, unvested Options shall be deemed canceled and forfeited on the date of the Optionee’s termination of employment without further consideration to the Optionee. Vested Options, if any, shall remain exercisable for a period ending on the earlier of: (1) 90 days following such termination of employment or the Expiration Date, and shall thereafter be deemed canceled and forfeited without further consideration to the Optionee.

5.	Change in Control. Upon a Change in Control, all Options that would otherwise have become vested on or prior to the first anniversary of the Change in Control had the Optionee remained employed during such one-year period shall vest immediately, and become exercisable in accordance with their terms. In the event that the employment of the Optionee is terminated by the Company other than for Cause within the one-year period following the Change in Control, all unvested Options shall become vested and immediately exercisable in accordance with Section 4(d) hereof and their other applicable terms.

6.	No Right to Continued Employment: No Rights as a Shareholder. Neither the Plan nor this Agreement shall confer on the Optionee any right to be retained in any position, as an employee, consultant or director of the Company. The Optionee shall not have any rights as a shareholder with respect to any Shares subject to an Option prior to the date of exercise of the Option.

7.	Transferability.

(a)

Except as provided below, the Options are nontransferable and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee, except by will or the laws of descent and distribution and upon any such transfer, by will or the laws of descent and distribution, the transferee shall hold such Options subject to all the terms and conditions that were applicable to the Options immediately prior to such transfer. Notwithstanding the foregoing, the Optionee may transfer vested Options to members of his or her immediate family (defined as his or her spouse, children or grandchildren) or to one or more trusts for the exclusive benefit of such immediate family members or partnerships in which such immediate family members are the only partners if the transfer is approved by the Committee and the Optionee does not receive any consideration for the transfer. Any such transferred Options shall continue to be subject to the same terms and conditions that were applicable to the Options immediately prior to transfer (except that such transferred Options shall not be further transferable by the transferee). No transfer of an Option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions hereof.

(b)	Upon any transfer by will or the laws of descent and distribution, such transferee shall take the Option Shares subject to all the terms and conditions that were applicable to the Option Shares immediately prior to such transfer. In order to comply with any applicable securities laws, the Optionee agrees that the Option Shares shall only be sold by the Optionee following registration under the Securities Act of 1933, as amended, or pursuant to an exemption therefrom.

8.	Withholding. The Optionee agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state, local or foreign tax withholding requirements or like requirements, including the payment to the Company at the time of any exercise of the Option of all such taxes and requirements, and the Company shall have the right and is hereby authorized to withhold from the Shares transferable to the Optionee upon any exercise of the Option or from any other compensation or other amount owing to the Optionee such amount (in cash, Shares (having a Fair Market Value not in excess of the minimum amount required by law to be withheld), or other property, as the case may be) as may be necessary in the opinion of the Company to satisfy all such taxes, requirements and withholding obligations.

9.	Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Optionee or the Optionee’s transferee, if applicable, will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, with this Agreement, or as the Committee otherwise deems necessary or advisable. The Committee may require that the Optionee, as a condition of the exercise of an Option, execute a stockholders agreement containing terms and conditions generally applicable to some or all of the stockholders of the Company.

10.	Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

11.	Notices. Any notice, request, instruction or other document given under this Agreement shall be in writing and may be delivered by such method as may be permitted by the Company, and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Optionee, to the Optionee’s address as shown in the records of the Company or to such other address as may be designated in writing (or by such other method approved by the Company) by either party.

12.	Option Subject to Plan: Amendments to the Agreement. This Agreement is subject to the Plan as approved by the shareholders of the Company. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of this Agreement will govern and prevail.

13.	Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of the Agreement shall be severable and enforceable to the extent permitted by law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement. By execution of this Agreement, the Optionee acknowledges receipt of a copy of the Plan.

The Nasdaq Stock Market, Inc.

Optionee (Print Name)

Optionee Signature

NASDAQ

Equity Incentive Plan Beneficiary Designation Form

Use this form to add or change your dependent(s) and beneficiary(ies), regarding your stock options granted under the Equity Incentive Plan.

Name:	Employee Id:

Social Security #:	Location:

Check One:            ☐   Add Dependent            ☐  Change Dependent

Dependent Information:

Name	Relationship to You	Soc. Sec. #	Birth Date	Sex

If you designate more than one beneficiary, indicate the percentage that you would like each beneficiary to receive. The total must equal 100%. If you do not indicate a percentage, your insurance amount will be divided equally among your beneficiary(ies).

Please note: If you become permanently disabled or die (as defined in the Plan Document), while still employed, any options that would vest within one year following the end of your employment, wilt vest on the you’re your employment ends. You, your legal guardian, or beneficiary (or Estate) will then have the lesser of the remaining options term (expiration date) or one year from the date your disability or death to exercise your vested options. All other unvested options are forfeited.

Signature:	Date: